    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1996

                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   STAC, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                       95-3825313
          (STATE OR OTHER JURISDICTION                          (I.R.S. EMPLOYER
       OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                             12636 HIGH BLUFF DRIVE
                        SAN DIEGO, CALIFORNIA 92130-2093
                                 (619) 794-4300
   (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JOHN R. WITZEL
         VICE PRESIDENT, FINANCE, CHIEF FINANCIAL OFFICER AND SECRETARY
                                   STAC, INC.
                       12636 HIGH BLUFF DRIVE, 4TH FLOOR
                        SAN DIEGO, CALIFORNIA 92130-2093
                                 (619) 794-4300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                              THOMAS A. COLL, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                              SAN DIEGO, CA 92121

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

                            ------------------------

     If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                  PROPOSED          PROPOSED
                                                   MAXIMUM           MAXIMUM
    TITLE OF EACH CLASS OF       AMOUNT TO     OFFERING PRICE       AGGREGATE           AMOUNT OF
 SECURITIES TO BE REGISTERED   BE REGISTERED    PER SHARE(1)    OFFERING PRICE(1)   REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value......................     104,856           7.375           $773,313             $235.00
=====================================================================================================

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Registrant's Common Stock as reported on The Nasdaq National Market on October 31, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1996

PROSPECTUS
----------

                                 104,856 SHARES

                                   STAC, INC.

                                  COMMON STOCK

     This Prospectus relates to 104,856 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Stac, Inc. ("Stac" or the "Company"). Should he elect to do so, the Shares may be offered by William T. Baker (the "Selling Stockholder") from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholder" and "Plan of Distribution."

     THE SELLING STOCKHOLDER HAS INDICATED THAT AS OF THE DATE OF THIS PROSPECTUS, HE HAS NO PRESENT INTENTION TO SELL ANY SHARES. THIS PROSPECTUS HAS BEEN PREPARED BY THE COMPANY AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH ARRANGEMENTS PRE-EXISTING CONTRACTUAL OBLIGATIONS OF STAC.

     None of the proceeds from the sale of the Shares by the Selling Stockholder will be received by the Company. The Company has agreed to bear certain expenses (other than fees and expenses, if any, of counsel or other advisors to the Selling Stockholder) in connection with the registration and sale of the shares being offered by the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

     The Common Stock of the Company is traded on the Nasdaq Market under the symbol "STAC." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on November 4, 1996 was $7.00 per share."

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

               THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's following Regional Offices: Chicago Regional Office, Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding the Company. The address for such site is http://www.sec.gov.

     Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 and the exhibits thereto filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information pertaining to the Company and the shares, reference is made to the Registration Statement and the exhibits thereto, which may be inspected without charge at, and copies thereof may be obtained at prescribed rates from, the office of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31 and June 30, 1996, the Company's Proxy Statement for the 1996 Annual Meeting of Stockholders filed pursuant to Rule 14a-6 of the Exchange Act, the Company's Current Report on Form 8-K dated October 6, 1995, as amended, and the Company's Registration Statement on Form 8-A dated April 22, 1992 filed by the Company with the Commission are hereby incorporated by reference in this Prospectus except as superseded or modified herein. All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference herein (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Such requests should be directed to the Chief Financial Officer at the Company's principal executive offices at 12636 High Bluff Drive, 4th Floor, San Diego, California 92130-2093 (telephone (619) 794-4300).

                                  THE COMPANY

     Stac, Inc. ("Stac" or the "Company") designs, develops, markets and supports storage management and remote access technologies. The Company's products have been implemented in software and silicon and are sold worldwide through resellers, retailers and original equipment manufacturers (OEM's). Products include ReachOut, a remote access software suite which allows users to remotely access a PC using another PC, Stacker software which provides fast, convenient and reliable disk compression, CD-QuickShare, which creates a CD-ROM file server for fast, shared access to data normally stored on CD's, Replica for NetWare, a network backup and disaster recovery software product designed initially for Novell NetWare file servers, and Hi/fn LZS data compression libraries and semiconductors which are used in internetworking, storage hardware and other applications.

     The Company was incorporated in California in February 1983 and reincorporated in Delaware in February 1996. The Company's executive offices are located at 12636 High Bluff Drive, 4th Floor, San Diego, California 92130-2093, telephone number (619) 794-4300.

     Except for the historical information contained or incorporated by reference herein, this prospectus (and the information incorporated herein by reference) contains forward-looking statements that involve risks and uncertainties. The Company makes no assurances regarding the future success of its products due to risks inherent in technology businesses. Those risks include, but are not limited to, delays in the development or introduction of products, customer or sales channel acceptance of products, competitive product introductions from new or established competitors, variances in customers' semiconductor component demand, and pricing pressures in the software and semiconductor industries. The Company does not project future financial results and expressly disclaims any responsibility for any such projections released by third-party analysts. The above risk factors are more fully discussed in the Company's most recent quarterly report on Form 10-Q and its Annual Report on Form 10-K for the year ended September 30, 1995.

                              SELLING STOCKHOLDER

     The following table sets forth the name of the Selling Stockholder, the number of shares of Common Stock owned beneficially by such Selling Shareholder as of November 1, 1996 and the number of which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Stockholder. Because the Selling Stockholder may offer all, some or none of its Common Stock, no definitive estimate as to the number of shares thereof that will be held by the Selling Stockholder after such offering can be provided.

     The Selling Stockholder represented in its purchase agreement that it was acquiring the Shares for investment and with no present intention of distributing the Shares. In recognition of the fact that the Selling Stockholder, even though purchasing the Shares without a view to distribute, may wish to be legally permitted to sell the Shares when each deems appropriate, the Company has filed with the Commission a Registration Statement on Form S-3, which this Prospectus forms a part, with respect to, among other things, the resale of the Shares from time at prevailing prices in the over-the-counter market or in privately-negotiated transactions and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144 under the Securities Act or any other rule of similar effect, required to be registered for the sale thereof by the Selling Stockholder.

                                        SHARES BENEFICIALLY        NUMBER OF        SHARES BENEFICIALLY
                                           OWNED PRIOR TO         SHARES BEING          OWNED AFTER
                                            OFFERING(2)             OFFERED           OFFERING(2)(4)
                                       ----------------------     ------------     ---------------------
                NAME                   NUMBER      PERCENT(3)        NUMBER        NUMBER     PERCENT(3)
                ----                   -------     ----------     ------------     ------     ----------
William T. Baker(1)..................  104,856           *           104,856          0         --

---------------
 *  Less than one percent.

(1) The Company entered into a Stock Purchase Agreement with William T. Baker, dated October 6, 1995, in connection with the acquisition of California Software, Inc. (the "acquisition") whereby the Company agreed to issue to William T. Baker 104,856 shares of the Company's Common Stock. In connection with the acquisition, the Company entered into a Consulting Agreement with Mr. Baker.

(2) Unless otherwise indicated below, the person named in the table has sole voting and investment power with respect to all shares beneficially owned by him, subject to community property laws where applicable.

(3) Applicable percentage of ownership is based on 30,589,530 shares of Common Stock outstanding on October 23, 1996, adjusted as required by rules promulgated by the Commission.

(4) Assumes the sale of all shares offered hereby, should the Selling Stockholder elect to do so.

                              PLAN OF DISTRIBUTION

     The Company has been advised that the Selling Stockholder or pledgees, donees, tranferees or other successors in interest of the Selling Stockholder may sell Shares from time to time in transactions on the Nasdaq National Market, in privately negotiated transactions or a combinations of such methods of sale, at fixed prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concession or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission).

     THE SELLING STOCKHOLDER HAS INDICATED THAT AS OF THE DATE OF THIS PROSPECTUS, HE HAS NO PRESENT INTENTION TO SELL ANY SHARES. THIS PROSPECTUS HAS BEEN PREPARED BY THE COMPANY AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH PRE-EXISTING CONTRACTUAL OBLIGATIONS OF STAC.

     At any time a particular offer of Shares is made, to the extent required, a supplemental Prospectus will be distributed which will set forth the number of shares offered and the terms of the offering including the names or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholder, any discounts, commission and other items constituting compensation from the Selling Stockholder and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

     The Selling Stockholder and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     Any or all of the sales or other transactions involving the Shares described above, whether effected by the Selling Stockholder, any broker-dealer or others, may be made pursuant to this prospectus. In addition, any Shares that qualify for sale pursuant to Rule 144 under the Act may be sold under Rule 144 rather than pursuant to this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the Shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     Notwithstanding the foregoing, broker-dealers who are qualifying registered market makers on the National Association of Securities Dealers Automated Quotation System (the "Nasdaq") may engage in passive market making transactions in the Common Stock of the Company on the Nasdaq Stock Market in accordance with Rule 10b-6A under the Exchange Act, during the two business day period before commencement of sales in this offering. The passive market making transactions must comply with applicable price and volume limits and be identified as such. In general, a passive market maker may display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the passive market maker's bid, however, such bid must then be lowered when certain purchase limits are exceeded. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the Common Stock of the Company during a prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Common Stock of the Company at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

     All costs associated with this offering will be paid by Stac.

     Stac and the Selling Stockholder may agree to indemnify certain persons including broker-dealers or others, against certain liabilities in connection with any offering of the Shares, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the issuance of the Common Stock will be passed upon for the Company by Cooley Godward LLP, San Diego, California.

                                    EXPERTS

     The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by the Registrant in connection with the sale of the Common Stock being registered, none of which will be borne by the Selling Stockholder. All the amounts shown are estimates except for the SEC registration fee.

        SEC Registration fee................................................  $  235
        Nasdaq National Market..............................................  $2,000
        Legal fees and expenses.............................................  $3,500
        Accounting fees and expenses........................................  $1,000
        Printing and Engraving..............................................  $1,200
        Total...............................................................  $5,935

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     The Registrant's Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

     The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

     The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 16. EXHIBITS

        EXHIBIT
        NUMBER                              DESCRIPTION OF DOCUMENT
        ------     --------------------------------------------------------------------------
          5.1      Opinion of Cooley Godward LLP.
         23.1      Consent of Price Waterhouse LLP, Independent Accountants.
         23.2      Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
         24.1      Power of Attorney. Reference is made to page II-5.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 31, 1996.

                                          STAC, INC.

                                          By: /s/  GARY W. CLOW
                                            ------------------------------------
                                            Gary W. Clow
                                            Chairman of the Board, Chief
                                              Executive
                                            Officer and Director

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary W. Clow and John R. Witzel and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                TITLE                   DATE
-----------------------------------------------  ---------------------------  -----------------
               /s/  GARY W. CLOW                   Chairman of the Board,     October 31, 1996
-----------------------------------------------  Chief Executive Officer and
                 Gary W. Clow                        Director (Principal
                                                     Executive Officer)

              /s/  JOHN R. WITZEL                 Vice President, Finance,    October 31, 1996
-----------------------------------------------  Chief Financial Officer and
                John R. Witzel                      Secretary (Principal
                                                     Accounting Officer)

            /s/  DOUGLAS L. WHITING              Vice President and Director  October 31, 1996
-----------------------------------------------
              Douglas L. Whiting

            /s/  ROBERT W. JOHNSON                        Director            October 31, 1996
-----------------------------------------------
               Robert W. Johnson

            /s/  JOSEPH W. JENNINGS                       Director            October 31, 1996
-----------------------------------------------
              Joseph W. Jennings

            /s/  CHARLES H. GAYLORD                       Director            October 31, 1996
-----------------------------------------------
              Charles H. Gaylord

            /s/  RUSSELL S. ROBELEN                       Director            October 31, 1996
-----------------------------------------------
              Russell S. Robelen

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